EXHIBIT 23(M)(1)

                         DISTRIBUTION SERVICES AGREEMENT
                                (RULE 12B-1 PLAN)

                           Forward Emerald Growth Fund
                                 CLASS A SHARES

                  This Distribution Services Agreement (the "Plan") is adopted by the Forward Funds (the "Trust"), a Delaware statutory trust organized under the Investment Company Act of 1940 (the "Act") as an open-end mutual fund, with respect to the distribution of its Class A Shares of the Forward Emerald Growth Fund (the "Fund") by Citco Mutual Fund Distributors, Inc., the principal underwriter and distributor for the Fund (the "Distributor").

                  WITNESSETH:

                  WHEREAS, the Trust is an open-end management company of which the Fund is a series; and

                  WHEREAS, it has been proposed that the Fund make payments to the Distributor out of the Fund's net assets for distribution services rendered to the Fund; and

                  WHEREAS, the Fund intends to distribute its Shares in accordance with Rule 12b-1 under the Act and desires to adopt a distribution plan pursuant to such rule; and

                  WHEREAS, the Trust's Board of Trustees in considering whether the Fund should adopt and implement a written plan and annually thereafter, evaluated such information as it deemed necessary to make an informed determination as to whether a written plan should be adopted and implemented and has considered such pertinent factors as it deemed necessary to form the basis for a decision to use assets of the Fund for such purposes and has determined that there is a reasonable likelihood that adoption and implementation of a plan will benefit the Fund and its shareholders.

                  NOW, THEREFORE, the Trust hereby adopts a distribution plan in accordance with Rule 12b-1 under the Act, having the following terms and conditions:

                  1. The Distributor shall pay all costs and expenses incurred in connection with (i) advertising and marketing the Shares; (ii) payments of servicing fees to one or more securities dealers (which may include the Distributor itself but only to the extent necessary to reimburse the Distributor for its costs and expenses incurred in connection with such servicing), financial institutions or other industry professionals, such as investment advisers, accountants, and estate planning firms (individually, a "Service Organization"), in respect of the average daily net asset value of the Shares owned by shareholders for whom the Service Organization is the dealer of record or holder of record and with whom the Service Organization has a servicing relationship pursuant to the Fund's related Rule 12b-1 Service Agreement; (iii) printing any Prospectuses, Statements of Additional Information, or reports prepared for the Distributor's use in connection with the offering of the Fund's Shares (except those used for regulatory purposes or for distribution to existing shareholders); and (iv) with implementing and operating this Plan.

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                  2. Each of the Trust's respective series will reimburse the
Distributor as appropriate for its out-of-pocket costs and expenses described in Section (1) on a monthly basis at an annual rate of not more than .35% of such series net assets as of the close of the last business day of the month. To determine the maximum amount of the costs and expenses reimbursable hereunder, the value of the Fund's net assets shall be computed in the manner specified in the Fund's Prospectus and/or Statement of Additional Information for the determination of the net asset value of the Shares. The Distributor may incur additional unreimbursed costs and expense in connection with the distribution of Shares and may utilize its capital or any other resources to pay for such costs and expenses.

                  3. The Fund shall, from time to time, furnish or otherwise make available to the Distributor such financial reports, proxy statements, and other information relating to the business and affairs of the Fund as the Distributor may reasonably require in order to discharge its duties and obligations hereunder.

                  4. Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Declaration of Trust, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or relieve or deprive the Board of Trustees of the Trust of the responsibility for and control of the conduct of the affairs of the Trust.

                  5. This Plan shall become effective when executed following approval by a vote of at least a majority of the outstanding voting securities of the Fund and by a vote of the Trustees of the Trust and of those Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the Plan or in any agreements relating to the Plan (the "Independent Trustees), cast in person at a meeting called for the purpose of voting on the Plan.

                  6. This Plan shall remain in effect until December 31, 2005 and for successive annual periods of twelve months each thereafter; provided, however, that such continuance is subject to approval annually by a vote of the Trustees of the Trust and of the Independent Trustees cast in person at a meeting called for the purpose of voting on this Plan. If such annual approval is not obtained, the Plan shall expire twelve months after the date of the last approval. This Plan may be amended at any time by the Board of Trustees; provided that (a) any amendment to increase materially the amount to be spent for the services described herein shall be effective only upon approval by a vote of a majority of the outstanding Shares, and (b) any material amendment of this Plan shall be effective only upon approval in the manner provided in the first sentence of this paragraph.

                  7. This Plan may be terminated at any time, without the payment of any penalty, by a vote of a majority of the Independent Trustees or by a vote of a majority of the outstanding voting securities of Class A Shares of the Fund, and shall automatically terminate in the event of its assignment.

                  8. Nothing herein contained shall prohibit the Distributor or any "affiliated person" of the Distributor to act as distributor for other persons, firms, or corporations or to engage in other business activities.

                  9. Neither the Distributor nor any of its employees or agents is authorized to make any representations concerning the Shares except those contained in the Prospectus, Statement of Additional Information, or such supplemental sales literature as the Trust may approve.

                  10. The Distributor shall be required to use its best efforts in rendering distribution services but shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with matters to which the Trust's distribution agreement with the Distributor relates except a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Distributor in the performance of its duties as Distributor of from reckless disregard by the Distributor of its obligations and duties under such distribution agreement.

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                  11. The Distributor shall provide the Trust, for review by the
Trust's Board of Trustees, and the Directors shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made. Such written report shall be in a form satisfactory to the Trust and shall supply all information necessary for the Board to discharge its responsibilities, including its responsibilities pursuant to Rule 12b-1.

                  12. While this Plan is in effect, the selection and nomination of Independent Trustees shall be committed to the discretion of such Independent Trustees.

                  13. The Trust shall preserve copies of this Plan, any related agreements, and all reports made pursuant to Section 11 hereof for a period of not less than six years from the date of this Plan, or any such agreement or report, as the case may be, the first two years, in an easily accessible place.

                  14. In the event that the Trust establishes additional classes of shares evidencing interests in other series with respect to which it desires the Plan to apply, it shall notify the Distributor in writing. If the Distributor is willing to act hereunder it shall notify the Trust in writing whereupon such series shall become a series hereunder and the compensation payable by such new series to the Distributor will be as agreed in writing at the time. Payments made by a series to the Distributor pursuant to this Plan must be to reimburse the Distributor for reimbursable costs and expenses incurred in connection with the distribution of such series shares only.

                  15. If any provision of this Plan shall be held or made invalid by a court decision statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.

                  16. For the purposes of this Plan, the terms "interested persons," "assignment," "affiliated person" and "majority of the outstanding voting securities" are used as defined in the Act.

                  IN WITNESS WHEREOF, this Plan has been executed by the Trust effective as of ______________, 2005.

                                        FORWARD FUNDS


                                        By:
                                           -------------------------------------
                                           President



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